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Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CSK Auto Corporation (the “Company”) on Form 10-K for the year ending February 2, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Maynard L. Jenkins, hereby certify in my capacity as Chief Executive Officer of the Company, for purposes of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Maynard L. Jenkins

Maynard L. Jenkins
Chief Executive Officer
May 5, 2003

A signed original of this written statement required by Section 906 has been provided to CSK Auto Corporation and will be retained by CSK Auto Corporation and furnished to the Securities and Exchange Commission or its staff upon request.